INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of the
 Money Market Portfolio:

We consent to the use of our report incorporated by reference herein dated March 15, 2004 on the financial statements of the Money Market Portfolio as of December 31, 2003 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.

                                                          KPMG LLP

Columbus, Ohio
April 26, 2004